EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                               September 19, 2014



Advisors Disciplined Trust 1295
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisors Disciplined Trust 1295
        American Renaissance Portfolio, Series 2014-2 - An International
                Strategy & Investment Inc. ("ISI Inc.") Portfolio
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Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-196323 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President